                                                           EXHIBIT (10-19)



                          THIRD MODIFICATION AGREEMENT

         This third modification agreement dated March 13, 1997 ("Modification") between Summit Bank ("Bank"), successor in interest to United Jersey Bank/Central, N.A. and United Jersey Bank, and New Brunswick Scientific Co., Inc. ("Borrower").

                                   W I T N E S S E T H

         WHEREAS, United Jersey Bank/Central, N.A. and Borrower entered into an Amended and Restated Loan and Security Agreement on February 17, 1993, as modified pursuant to a Modification Agreement between Borrower and United Jersey Bank/Central, N.A. dated as of June 1, 1994 and further modified pursuant to a Second Modification Agreement between Borrower and United Jersey Bank dated December 29, 1995 (together, the "Loan Agreement"); and

         WHEREAS, the Loan Agreement sets forth the terms and conditions for a Revolving Loan, Equipment Loan and Foreign Exchange Transaction Loan, as such capitalized terms are more particularly described in the Loan Agreement; and

         WHEREAS, Bank and Borrower desire to (a) extend the date for payment of the Obligations defined in the Loan Agreement, (b) extend the credit arrangements under the Loan Agreement and (c) modify certain terms affecting the Foreign Exchange Transaction Loan, as more particularly described below;

         NOW, THEREFORE, in exchange for the mutual covenants in this Modification and for the other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Modification agree to the following terms, conditions and provisions:

         1. Capitalized Terms. Capitalized terms used in this Modification and not expressly defined herein shall have the meaning for such terms set forth in the Loan Agreement.

         2. Amendments to the Revolving Loan.

            (A) All indebtedness under the Revolving Loan shall be payable no later than May 31, 1998, or such earlier date determined pursuant to the Loan Agreement, as modified hereby.

            (B) The Bank shall not be required to issue Letters of Credit under the Revolving Loan after May 31, 1998. Letters of Credit then outstanding will be reimbursable in accordance with the terms of their issuance.

         3. Amendments to the Equipment Loan. The Bank shall not be required to make any advances under the Equipment Loan after May 31, 1998, or such earlier date determined pursuant to the Loan Agreement, as modified hereby.

         4. Amendments to the Foreign Exchange Transaction Loan.

        (A) The definition of Foreign Exchange Transaction Loan as used in the Loan Agreement is hereby deleted and replaced as follows:

         "Foreign Exchange Line of Credit" means a line of credit with respect to which Bank has agreed to enter into Foreign Exchange Contracts not to exceed the Foreign Exchange Line Of Credit Maximum.

        (B) The definition of Foreign Exchange Transaction Loan Maximum as used in the Loan Agreement is hereby deleted and replaced as follows:

         "Foreign Exchange Line of Credit Maximum" means the aggregate principal amount of $2,500,000, but in no event shall Bank be obligated to deliver Foreign Exchange Contracts having the same settlement date in excess of $500,000 in the aggregate.

         (C) All references in the Loan Agreement to "Foreign Exchange Transaction Loan" shall mean "Foreign Exchange Line of Credit" and all references to "Foreign Exchange Transaction Loan Maximum" shall mean "Foreign Exchange Line of Credit Maximum."

         (D) The Loan Agreement is amended to delete all references to the Foreign Exchange Transaction Note. The obligation of Borrower to repay all monies advanced by Lender to Borrower in connection with the Foreign Exchange Line of Credit shall be evidenced by this Loan Agreement.

         (E) All indebtedness under the Foreign Exchange Line of Credit shall be payable in accordance with the terms of the particular Foreign Exchange Contract with Bank. The Foreign Exchange Line of Credit shall terminate on May 31, 1998 or such earlier date determined pursuant to the Loan Agreement, as modified hereby.

         5. Delivery of Renewal Notes. Simultaneously with the execution of this Modification by Borrower, Borrower has made and delivered to Bank restatements of the Revolving Note and Equipment Note to evidence the obligation of Borrower to repay all monies at any time advanced by Bank in connection with, respectively, the Revolving Loan and the Equipment Loan. Each such note amends and restates the note it replaces but is not delivered by Borrower in payment, satisfaction or cancellation of the Obligations evidenced thereby.

         6. Affirmation; Estoppel. Except as expressly modified herein, all terms and conditions of the Loan Agreement and each of the other Loan Documents remain in full force and effect. Borrower affirms (a) the extent and validity of each obligation, (b) that all Loan Documents remain enforceable as of the date hereof, (c) that payment and performance of all Obligations continue to be secured by all Collateral, with respect to which this Modification shall constitute Borrower's grant and re-grant of a security in all Collateral, (d) that all representations set forth in the Loan Agreement remain true and correct as if stated on the date hereof, and (e) that Borrower has no knowledge of the existence of an Event of Default under any Loan Document or an event or condition that, with notice or passage of time, would constitute an Event of Default. All Obligations are owed without setoff, right, claim or cause of action of any nature whatsoever known to Borrower.

         7. Conditions Precedent. Bank's performance under this Modification is conditioned upon:

            (A) Updated UCC searches showing no liens on any other Collateral;

            (B) Receipt of an officer's certificate of Borrower respecting due authorization and authority for the execution, delivery and performance of this Modification;

            (C) Payment of all fees and expenses of Bank's counsel incurred in connection with this Modification; and

            (D) Other documents, opinions, resolutions and certificates as Bank may reasonably request.

         8. Notice. The address for notices to Bank is: Summit Bank, 210 Main Street, Hackensack, New Jersey 07601

         9. Complete Agreement. This Modification constitutes the complete, entire final agreement of the parties regarding the subject matter hereof and supersedes all prior agreements regarding the subject matter hereof.

         10. Jury Trial Waiver. IN ANY LITIGATION RELATING TO THIS
MODIFICATION, BANK AND BORROWER EACH WAIVE THEIR RIGHT TO TRIAL BY JURY. BANK AND BORROWER ACKNOWLEDGE THAT THEY HAVE CONSULTED WITH THEIR RESPECTIVE COUNSEL SPECIFICALLY ON THE RAMIFICATIONS OF WAIVING THE RIGHT TO TRIAL BY JURY PRIOR TO AGREEING TO THIS PROVISION.

         IN WITNESS WHEREOF, Bank and Borrower have caused this Modification to the Loan Agreement to be executed as of the day and year first above written.

                                             BORROWER:

ATTEST:                                      NEW BRUNSWICK SCIENTIFIC CO., INC.
                                             a New Jersey corporation


                                             By:
--------------------------                      --------------------------
Name:                                        Name:
Title:                                       Title:

                                             BANK:

ATTEST:                                      SUMMIT BANK


                                             By:
--------------------------                      --------------------------
Name:                                        Name:
Title:                                       Title: